 [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 24, 2003


EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:      EquiTrust Life Annuity Account
                  (File No. 333-46597)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment Number 8 to the registration statement on Form N-4 for EquiTrust Life Annuity Account (File No. 333-46597). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:      /S/ STEPHEN E. ROTH
                                                -------------------------------
                                                     Stephen E. Roth, Esq.